EXHIBIT a

                  Resolution Establishing Carillon Life Account


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                                  CERTIFICATION

I, John M. Lucas, do hereby certify that I am Secretary of The Union Central Life Insurance Company and that the attached resolution was duly adopted by the Executive Committee acting on behalf of the Board of Directors at a meeting held on July 10, 1995.

By       /S/ John Lucas                                       February 14, 2008
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         John M. Lucas                                                 Date
         Secretary
         The Union Central Life Insurance Company











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Union Central Executive Committee
July 10, 1995

                                   RESOLUTION

          RESOLVED by the Executive Committee acting on behalf of the Board of Directors of The Union Central Life Insurance Company, that the Company, pursuant to the provisions of Section 3907.15 of the Ohio Revised Code, hereby establishes a separate account designated as Carillon Life Account, for the following uses and purposes, and subject to such conditions as hereinafter set forth; and

          FURTHER RESOLVED, that Carillon Life Account shall be established to facilitate the issuance by the Company of such variable universal life insurance policies or such other contracts ("Policies") as the Chairman, President and Chief Executive Officer may designate and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Policies; and

          FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to Carillon Life Account shall, in accordance with the Policies, be credited to or charged against such account without regard to any other income, gains or losses of the Company, or of any other separate account of the Company; and

          FURTHER RESOLVED, that the assets allocated to Carillon Life Account and the accumulations thereon shall remain the property of the Company, but that portion of the assets of Carillon Life

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 Account equal to the reserves and other contractual liabilities under the
 Policies shall not be chargeable with liabilities arising out of any other business of the Company; and

         FURTHER RESOLVED, that the investment policy of Carillon Life Account shall be to invest or reinvest the assets of such account in securities issued by such investment companies registered under the Investment Company Act of 1940 as may be specified in the respective Policies or by the Company; and

         FURTHER RESOLVED, that fifteen sub-accounts be, and hereby are, established within Carillon Life Account to which net payments under the Policies will be allocated in accordance with instructions received from Policyowners, and that the Chairman, President and Chief Executive Officer be, and hereby is, authorized to increase or decrease the number of sub-accounts in Carillon Life Account as deemed necessary or appropriate; and

         FURTHER RESOLVED, that Carillon Life Account may be used to hold the amounts contributed under Policies issued in connection with retirement plans qualifying for favorable tax treatment under the provisions of the Internal Revenue Code, as amended, as well as being used to hold amounts contributed under Contracts not issued in connection with such qualified plans; and

         FURTHER RESOLVED, that the Chairman, President and Chief Executive Officer, and the Treasurer be, and that each of them with full power to act without the other, hereby are, authorized to deposit such amount in Carillon Life Account or in each sub-account thereof as may be necessary or appropriate to facilitate the

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commencement of the account's operations; and
          FURTHER RESOLVED, that the Chairman, President and Chief Executive Officer, and the Treasurer be, and that each of them with full power to act without the other, hereby are, authorized to transfer funds from time to time between the Company's general assets and Carillon Life Account as deemed necessary or appropriate and consistent with the terms of the Policies; and

          FURTHER RESOLVED, that the Chairman, President and Chief Executive Officer be, and hereby is, authorized to change the designation of Carillon Life Account to such other designation as may be deemed necessary or appropriate; and

          FURTHER RESOLVED, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary or appropriate to: (a) register Carillon Life Account as a unit investment trust under the Investment Company Act of 1940; (b) register the Policies in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary or appropriate in connection with the offering of said Policies for sale and the operation of Carillon Life Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal and state laws, including the filing of any amendments to registration


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 statements, any undertakings, and any applications for exemptions from the
 Investment Company Act of 1940 or other applicable laws as the officers of the Company shall deem necessary or appropriate; and

          FURTHER RESOLVED, that the Chairman, President and Chief Executive Officer, and the General Counsel be, and that each of them with full power to act without the other, hereby are, authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Carillon Life Account, and by the. Company as depositor, Notification of Registration and Registration Statement registering Carillon Life Account as an investment company. under the Investment Company Act of 1940, and Registration Statements under the Securities Act of 1933 registering the Policies, on such forms as may be prescribed, and any and all amendments to the foregoing on behalf of Carillon Life Account and the Company, and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

         FURTHER RESOLVED, that David F. Westerbeck (and any successor General Counsel hereafter designated) be, and hereby is, appointed as agent for service under any such registration statements and any and all amendments thereof, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

         FURTHER RESOLVED, that the appropriate officers of the Company

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be, and they hereby are, authorized on behalf of the Company to take any and all actions that they may deem necessary or appropriate in order to sell the Policies. Such actions include, but are not limited to, any registrations, filings and qualifications of the Company, its officers, agents and employees, and the Policies under the insurance and securities laws of any of the states or other jurisdictions. In connection therewith such officers shall prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or appropriate (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications or as long as said officers or counsel deem it to be in the best interests of Carillon Life Account and the Company; and

         FURTHER RESOLVED, that the Chairman, President and Chief Executive Officer, and the General Counsel be, and that each of them with full power to act without the others, hereby are, authorized in the names and on behalf of Carillon Life Account and the Company to execute and file irrevocable written consents on the part of Carillon Life Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of Policies and to appoint the

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 appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Carillon Life Account and of the Company for the purpose of receiving and accepting process; and

          FURTHER RESOLVED, that the Chairman, President and Chief Executive Officer be, and hereby is authorized to establish procedures under which the Company may, as deemed necessary or appropriate, institute procedures for providing voting rights for owners of such Policies (or others having appropriate interests in such Contracts) with respect to securities owned by Carillon Life Account; and

          FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Carillon Investments, Inc. or any other qualified entity under which Carillon Investments, Inc. or such other entity will be appointed principal underwriter and distributor for the Policies, and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the Carillon Life Account and the design, issuance, and administration of the Policies; and

          FURTHER RESOLVED, that, since it is expected that Carillon Life Account will invest in the securities issued by one or more investment companies, the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be

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made; and
         FURTHER RESOLVED, that the Company hereby adopts and establishes the following Standards of Suitability for its officers, directors, employees and affiliates regarding the conduct of business of the Carillon Life Account:

     1. No recommendation shall be made to an applicant to purchase a Policy, and no Policy shall be issued, in the absence of reasonable grounds to believe that the purchase of the Policy is suitable for the applicant on the basis of information furnished after reasonable inquiry of the applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or to the agent making the recommendation;

     2. the Company, through its agents, will use diligence to learn the essential facts relative to each applicant;

     3. the Company's primary policy is that the customer's interest comes first. In any situations when there are conflicts between the customer's interests and the interest of the Company or its agents, the customer's interests must always take precedence; and

     4. the Company, through its agents, will give each customer the time and attention needed to find the products and services most suitable for the customer's needs and will provide timely and accurate information that is not in


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         any way misleading.

         Additionally, the Company's agents, as registered representatives, are subject to supervision respecting suitability and other sales practices under rules of the National Association of Securities Dealers, Inc.; and

         FURTHER RESOLVED, that the Company hereby adopts and establishes the following Standards of Conduct for itself and its officers, directors, employees and affiliates (each, an "Employee") with respect to the purchase or sale of investments of the Carillon Life Account:

         No Employee shall:

     1. Employ any device, scheme or artifice to defraud the Carillon Life Account or the owners of the Policies;

     2. Make any untrue statement of a material fact with respect to the investments of the Carillon Life Account or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made, not misleading;

     3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Carillon Life Account or the owners of the Policies;

     4. Engage in any manipulative practice with respect to the Carillon Life Account or the owners of the Policies;

     5. Sell to, or purchase from, the Carillon Life Account any securities or other property, except as permitted under applicable laws, rules, regulations, order, or other


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          interpretation of any government, agency, or selfregulatory organization.

     6. Purchase or allow to be purchased for the Carillon Life Account any securities of which the Company or an affiliated company is the issuer, except as permitted under applicable laws, rules, regulations, order, or other interpretation of any government, agency, or selfregulatory organization.

     7. Accept any compensation other than a regular salary or wages from the Company or an affiliated company for the sale or purchase of investment securities to or from the Carillon Life Account except as permitted under applicable laws, rules, regulations, orders, or other interpretations of any government, agency or selfregulatory organization;

     8. Engage in any joint transaction, participation or common undertaking whereby the Company or an affiliated company participates with the Carillon Life Account in any transaction in which the Company or an affiliated company obtains an advantage in the price or quality of the item purchased, the service received or in the cost of such service, and the Carillon Life Account or the owners of the Policies are disadvantaged in any of these respects by the same transaction; or

     9. Borrow money or securities from the Carillon Life Account other than under a policy loan provision; and


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          FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as may be deemed necessary or appropriate to carry out the foregoing resolutions and the intent and purposes thereof.



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